UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 19, 2013

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

111 Barclay Boulevard

Lincolnshire, Illinois 60069

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On June 19, 2013, BioSante Pharmaceuticals, Inc. (the “Company”) completed the merger (the “Merger”) of its wholly-owned subsidiary, ANI Merger Sub, Inc. (“Merger Sub”), with and into ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANI”) in accordance with the terms of the amended and restated agreement and plan of merger, dated as of April 12, 2013, among the Company, Merger Sub and ANI (the “Merger Agreement”).  As a result of the Merger, ANI, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company.  In connection with the Merger, the Company issued to the holders of ANI series D convertible preferred stock an aggregate of 32,814,504 shares of common stock, par value $0.0001 per share (the “Common Stock”), which corresponds to approximately 57 percent of the outstanding shares of Common Stock immediately following the Merger.  ANI stockholders did not receive any shares of Common Stock in exchange for any other series of ANI capital stock.

The full text of the Merger Agreement is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on April 12, 2013 and is incorporated by reference herein.

The Company registered the issuance of the shares of Common Stock to the stockholders of ANI with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-188174) (the “Registration Statement”).

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2013, the Company received a Delisting Determination letter from The NASDAQ Stock Market LLC (“NASDAQ”).  In this letter, NASDAQ informed the Company that, since the Merger constituted a business combination that resulted in a “Change of Control” pursuant to Listing Rule 5110(a), the Company was required to meet all criteria applicable to a company requesting initial listing on the NASDAQ Global Market and to complete NASDAQ’s initial listing process prior to the Merger.

At the time of the Merger, the Company did not meet the minimum $4 bid price requirement for initial listings pursuant to NASDAQ Listing Rule 5405(a)(1).  The Delisting Determination Letter stated that, as a result, NASDAQ had determined to delist the Company’s securities, and that the Company could appeal this determination.  The Company intends to appeal the determination and request a hearing before the NASDAQ Hearings Panel.  This hearing request, if made within the required timeframe, would stay the delisting of the Company’s securities.

The Company also intends to hold, as soon as practicable, a special meeting of its stockholders to approve a reverse split of the Common Stock (the “Reverse Split”), among other matters, with the purpose of increasing the per share market price for the Common Stock to a level greater than the minimum $4 bid price in order to regain compliance with the NASDAQ Listing Rules.

There can be no assurance that the Company’s stockholders will approve the Reverse Split, that the Reverse Split will result in a sustained increase in the per share market price for the Common Stock for the minimum period necessary to permit the Company to regain compliance with the minimum bid price requirement, or that the Hearings Panel will grant the Company’s request for initial listing.

Important Additional Information for Stockholders

This communication in this current report on Form 8-K does not constitute a solicitation of any vote or approval.  In connection with the proposed reverse split, BioSante is filing with the SEC a proxy statement, the definitive version of which will be sent to the stockholders of BioSante. Stockholders are urged to read the proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante and the proposed reverse split.

Stockholders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC on the SEC’s web site at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (218) 634-3500. In addition, stockholders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed reverse stock split.  Information regarding BioSante’s directors and executive officers is available in BioSante’s joint proxy statement/prospectus filed with the SEC on May 8, 2013.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On June 19, 2013, after completion of the Merger, the Audit Committee (“Audit Committee”) of the Company’s Board of Directors (“Board of Directors” or “Board”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm and appointed EisnerAmper LLP (“Eisner”) as the Company’s independent registered public accounting firm for the year ending December 31, 2013, both with immediate effect.

Deloitte’s report on the Company’s financial statements and the Company’s internal control over financial reporting for each of the past two fiscal years ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period, there were no: (i) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period, neither the Company nor anyone acting on its behalf consulted Eisner regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Eisner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided the disclosure in this Item to Deloitte, and, as required by Item 304 of Regulation S-K, is filing as Exhibit 16.1 hereto the letter received from Deloitte in response.

Item 5.01   Changes in Control of Registrant.

Immediately after the closing of, and giving effect to, the Merger, the holders of ANI’s capital stock held approximately 57% of the issued and outstanding shares of Common Stock, while the stockholders of the Company immediately prior to the Merger held approximately 43% of the issued and outstanding shares of Common Stock.

Information about the Merger is incorporated herein by reference to Item 2.01 hereof.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the completion of the Merger and in accordance with the terms of the Merger Agreement, the Board of Directors of the Company accepted the resignations, dated June 19, 2013, of the following directors of the Company, with such resignations to be effective at completion of the Merger:  Louis W. Sullivan, M.D., Stephen M. Simes, John T. Potts, Jr., M.D., Edward C. Rosenow III, M.D. and Stephen A. Sherwin, M.D.  The Board of Directors also accepted the resignations, dated June 19, 2013, of the following executive officers of the Company, with such resignations to be effective at completion of the Merger:  Stephen M. Simes as President and Chief Executive Officer and Phillip B. Donenberg as Senior Vice President of Finance, Chief Financial Officer and Secretary.

The Board of Directors furthermore fixed the number of directors at seven, and elected the following five individuals to serve as directors, effective at completion of the Merger and until the Company’s next annual meeting of stockholders, until their respective successors are elected and qualified or until their earlier resignation or removal:  Robert E. Brown, Jr., Arthur S. Przybyl, Tracy L. Marshbanks, Ph.D., Thomas A. Penn and Robert Schrepfer.  These individuals join Fred Holubow and Ross Mangano on the Company’s Board of Directors.  Robert E. Brown, Jr. was appointed Chairman of the Board and the committees of the Board of Directors were reconstituted as follows, effective at completion of the Merger:

•                  Audit and Finance Committee: Tracy L. Marshbanks, Ph.D. (Chair), Robert Schrepfer and Fred Holubow

•                  Compensation Committee: Tracy L. Marshbanks, Ph.D. (Chair), Robert Schrepfer and Ross Mangano

•                  Nominating and Corporate Governance Committee:  Robert Schrepfer (Chair), Tracy L. Marshbanks, Ph.D. and Ross Mangano

The Board of Directors also appointed the following individuals to serve as executive officers of the Company effective at completion of the Merger and until their successors have been duly elected and qualified or until their earlier resignation or removal:

Name	Office(s)
Arthur S. Przybyl	President and Chief Executive Officer
Charlotte C. Arnold	Vice President and Chief Financial Officer
James G. Marken	Vice President, Operations
Robert J. Jamnick	Vice President, Quality and Product Development

In connection with the completion of the Merger and in accordance with the Merger Agreement, the Board of Directors on June 19, 2013 further approved the payment of the following 2012 performance incentive plan bonuses effective as soon as reasonably practicable:

Name of Officer	2012 Performance Incentive Plan Bonus
Stephen Simes	$200,000
Phil Donenberg	$100,000

In connection with the election of the Company’s new directors and appointment of the Company’s new executive officers, the Board of Directors approved indemnification agreements between the Company and each of Robert E. Brown, Jr., Arthur S. Przybyl, Tracy L. Marshbanks, Ph.D., Thomas A. Penn, Robert Schrepfer, Charlotte C. Arnold, James G. Marken and Robert J. Jamnick, in substantially the form previously entered into by the Company and its directors and executive officers.

The information required by Items 5.02(c)(2) and (3) of Form 8-K is set forth in the Company’s joint proxy statement/prospectus filed on May 8, 2013 and is incorporated herein by reference.

As disclosed in the Company’s joint proxy statement/prospectus, each of Mr. Przybyl and Ms. Arnold was paid a transaction bonus in shares of ANI series D preferred stock in connection with the Merger, which was placed into a rabbi trust and converted into Common Stock at the completion of the Merger.  Beginning on August 14, 2013, shares are expected to be released ratably on a weekly basis to a broker/dealer, who will sell a portion of the shares under separate 10b5-1 trading plans to be entered into by Mr. Przybyl and Ms. Arnold in order to cover tax withholding obligations and release the remainder to Mr. Przybyl and Ms. Arnold. The initial scheduled release of the shares on August 14, 2013 may be delayed by up to 30 days at the discretion of the Board of Directors if it is deemed in the best interest of the Company.  The terms of this incremental release of shares are set forth in amendments No. 3 to the transaction bonus agreements by and between ANI on the one hand, and Mr. Przybyl and Ms. Arnold, respectively, on the other hand, which amendments are attached as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference.  The gross bonus amounts for Mr. Przybyl and Ms. Arnold were 1,966,489 and 595,246 shares of Common Stock, respectively. The net bonus amounts (after payment of tax witholding obligations) were 1,052,267 and 374,406 shares of Common Stock, respectively.

As furthermore disclosed in the joint proxy statement/prospectus that formed a part of the Registration Statement, each of Messrs. Marken and Jamnick was paid a transaction bonus in shares of ANI series D preferred stock in connection with the Merger, which was converted into Common Stock at the closing of the merger. The gross bonus amounts for Mr. Marken and Mr. Jamnick were 435,241 and 411,964 shares of Common Stock, respectively. The net bonus amounts (after payment of tax withholding obligations) were 289,612 and 273,710 shares of Common Stock, respectively.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the special meeting of the Company’s stockholders held in lieu of an annual meeting on June 19, 2013 (the “Special Meeting”), the Company’s stockholders approved each of the following proposals set forth in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on May 8, 2013. The results of each of the proposals voted on at the Meeting are listed below.

1.       To elect seven persons to serve as directors until the Company’s next annual meeting of stockholders or until their respective successors are elected and qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Louis W. Sullivan, M.D.*	5,932,319	1,257,633	9,442,821
Stephen M. Simes*	5,887,135	1,302,817	9,442,821
Fred Holubow	5,959,968	1,229,984	9,442,821
Ross Mangano	5,954,605	1,235,347	9,442,821
Edward C. Rosenow III, M.D.*	5,972,106	1,217,846	9,442,821
John T. Potts, Jr., M.D.*	5,966,989	1,222,963	9,442,821
Stephen A. Sherwin, M.D.*	5,863,544	1,326,408	9,442,821

*  As disclosed in Item 5.02 hereof, these directors subsequently resigned effective at completion of the Merger.

2.       To consider and vote upon a proposal to approve the issuance of Common Stock in the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,990,951	1,102,768	96,233	9,442,821

3.       To consider and vote upon a proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,130,971	1,339,535	162,267	0

As disclosed in Item 4.01 hereof, after completion of the Merger, the Audit Committee dismissed Deloitte and appointed Eisner as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

4.       To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of the Company under existing arrangements in connection with the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,711,132	2,236,219	242,601	9,442,821

5.       To consider and vote upon a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 2.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,596,962	2,770,297	265,514	0

Item 8.01  Other Events.

Immediately prior to completion of the Merger, the Board of Directors authorized, declared and effected a distribution of contingent value rights (“CVRs”) to holders of record of Common Stock outstanding immediately prior to completion of the Merger at a rate of one CVR per one share of Common Stock.  The CVRs represent payment rights arising from a future sale, transfer, license or similar transaction(s) involving the Company’s LibiGel® (female testosterone gel), including a royalty on sales of LibiGel®  if the combined company launches the product on its own and if less than $2.5 million is spent on further product development before launch.

Item 9.01   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

ANI’s audited financial statements as of and for the years ended December 31, 2012 and 2011, and unaudited financial statements as of and for the three months ended March 31, 2013 and 2012, will be included in an amendment to this current report on Form 8-K, to be filed with the Securities and Exchange Commission within the required time period.

(b) Pro forma financial information.

The Company’s unaudited pro forma financial information as of and for the three months ended March 31, 2013 and as of and for the year ended December 31, 2012, will be included in an amendment to this current report on Form 8-K, to be filed with the Securities and Exchange Commission within the required time period.

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 12, 2013 (Incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed on April 12, 2013.)

10.1	Amendment No. 3 to Transaction Bonus Agreement, dated as of June 18, 2013, by and between ANI and Arthur Przybyl

10.2	Amendment No. 3 to Transaction Bonus Agreement, dated as of June 18, 2013, by and between ANI and Charlotte Arnold

16.1	Letter from Deloitte & Touche LLP regarding change in certifying accountants

99.1	Press release of the Company, dated June 20, 2013

99.2	Press release of the Company, dated June 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

		By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President and Chief Financial Officer
Dated:	June 21, 2013